As filed with the Securities and Exchange Commission on May 9, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Skyworks Solutions, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	04-2302115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(Address of Principal Executive Offices) (Zip Code)

2002 Employee Stock Purchase Plan, as amended
Non-Qualified Employee Stock Purchase Plan, as amended
(Full title of the plans)

Mark V. B. Tremallo
Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(Name and Address of Agent for Service of Process)
(781) 935-5150
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
		Offering	Maximum	Amount of
Title of Securities	Amount to be	Price Per	Aggregate	Registration
to be Registered	Registered(1)	Share(3)	Offering Price(3)	Fee
Common Stock, par value $0.25 per share	2,550,000 (2)	$8.39	$21,394,500	$841

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 2,250,000 shares issuable under the 2002 Employee Stock Purchase Plan, and (ii) 300,000 shares issuable under the Non-Qualified Employee Stock Purchase Plan.

(3)	The price of $8.39 per share, which is the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on May 8, 2008, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

STATEMENT OF INCORPORATION BY REFERENCE
     Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of (i) the registration statements on Form S-8, File No. 333-100312 and File No. 333-132880, relating to the Registrant’s 2002 Employee Stock Purchase Plan, and (ii) the registration statements on Form S-8, File No. 333-122333, File No. 333-100313, File No. 333-91524 and File No. 333-132880, relating to the Registrant’s Non-Qualified Employee Stock Purchase Plan.
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, in the Commonwealth of Massachusetts, on this 8th day of May, 2008.

SKYWORKS SOLUTIONS, INC.
By:	/s/ David J. Aldrich
David J. Aldrich
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Skyworks Solutions, Inc., hereby severally constitute and appoint David J. Aldrich and Donald W. Palette, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Skyworks Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE

/s/ David J. Aldrich	President, Chief Executive Officer and Director	May 8, 2008

David J. Aldrich	(Principal Executive Officer)

/s/ Donald W. Palette	Vice President and Chief Financial Officer	May 8, 2008

Donald W. Palette	(Principal Accounting and Financial Officer)

/s/ David J. McLachlan	Chairman of the Board	May 8, 2008

David J. McLachlan

/s/ Kevin L. Beebe	Director	May 8, 2008

Kevin L. Beebe

SIGNATURE	TITLE	DATE

/s/ Thomas C. Leonard	Director	May 8, 2008

Thomas C. Leonard

/s/ David P. McGlade	Director	May 8, 2008

David P. McGlade

/s/ Robert A. Schriesheim	Director	May 8, 2008

Robert A. Schriesheim

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)	Second Amended and Restated By-laws of the Registrant

5.1	Opinion of Mark V.B. Tremallo, Esq.

23.1	Consent of KPMG LLP

23.2	Consent of Mark V.B. Tremallo, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002 (File No. 001-5560) and incorporated herein by reference.